As filed with the Securities and Exchange Commission on September 28, 1998
                                               Registration No. 33-45498

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                         Post-Effective Amendment No. 3
                                        to
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------
                             NATIONSBANK CORPORATION
                  (To be renamed "BankAmerica Corporation")
             (Exact name of registrant as specified in its charter)

              Delaware                                 56-0906609
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                          NationsBank Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28225
                                 (704) 386-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                   ----------


                                                        Copies to:
              PAUL J. POLKING                     BOYD C. CAMPBELL, JR.
          Executive Vice President         Smith Helms Mulliss & Moore, L.L.P.
            and General Counsel                201 North Tryon Street
          NationsBank Corporation           Charlotte, North Carolina 28202
        NationsBank Corporate Center              Tel (704) 343-2000
           100 North Tryon Street                 Fax (704) 334-8467
      Charlotte, North Carolina 28255
               (704) 386-5000
  (Name, address, including zip code, and
telephone number, including area code, of agent for service)

                                   ----------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                                    ----------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] ______________________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 EXPLANATORY NOTE

      This Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (Registration No.33-45498 (the "Registration Statement") is filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the "Securities Act"), to notify the Securities and Exchange Commission (the "Commission") that NationsBank Corporation, a North Carolina corporation ("NationsBank"), has been reincorporated from North Carolina to Delaware by forming a new, wholly owned Delaware subsidiary named NationsBank (DE) Corporation ("NationsBank (DE)"), having no assets or liabilities other than nominal assets or liabilities, and merging NationsBank with and into NationsBank (DE) (the "Reincorporation Merger"), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger and being named "NationsBank Corporation." The Reincorporation Merger was consummated on September 25, 1998 in accordance with the terms and conditions of the Plan of Reincorporation Merger by and between NationsBank and NationsBank (DE), dated as of August 3, 1998 (the "Reincorporation Merger Agreement"). Pursuant to the Reincorporation Merger Agreement, NationsBank (DE) acquired all of the assets and assumed all the liabilities and obligations of NationsBank.

      In addition, NationsBank and BankAmerica Corporation, a Delaware corporation ("BankAmerica"), have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998, pursuant to which BankAmerica will merge with and into NationsBank (DE) (the "Merger"), with NationsBank (DE) as the surviving corporation in the Merger. Following the Merger, NationsBank (DE) will change its name to "BankAmerica Corporation." The Reincorporation
Merger and the Merger were approved by the shareholders of NationsBank at a Special Meeting of Shareholders held on September 24, 1998 for which proxies were solicited pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No.3, NationsBank (DE) expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.



                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 15.  Indemnification of Directors  and Officers.

      Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL.

      Section 102(b)(7) of the DGCL provides that provisions in a corporation's certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (iv) any transaction from which the director derived an improper personal benefit.

      The Restated Certificate of Incorporation of the Registrant prevents the recovery by the Registrant of monetary damages against its directors to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, the Bylaws of the Registrant provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

      In addition, the Agreement and Plan of Reorganization by and between BankAmerica and NationsBank, dated as of April 10, 1998, providing for the Reincorporation Merger and the Merger (the "Merger Agreement"), provides that the Registrant will, for six years after the consummation of the Merger, indemnify directors, officers and employees of BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, the Registrant will also, for six years after the consummation of the Merger and with respect to events occurring prior to the consummation of the Merger, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, BankAmerica or their respective subsidiaries.

      Pursuant to the Merger Agreement, for six years after the consummation of the Merger, the Registrant will also use its best efforts to cause the directors and officers of BankAmerica and NationsBank to be covered by a directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

      THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF DELAWARE LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE.

Item 16.  Exhibits.

      The following exhibits are filed with or incorporated by reference in this Registration Statement.*

Exhibit No.       Description of Exhibit
-----------       ----------------------
  23.1            Consent of PricewaterhouseCoopers LLP

  23.2            Consent of Ernst & Young LLP

  24.1            Power of Attorney
---------------------
* All other required exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 3.

Item 17.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the 1933 Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the Registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the Registrant and no reoffering of such securities by the purchasers is proposed to be made.

      (e) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act"), in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 28, 1998.

                            NATIONSBANK CORPORATION



                            By:   /s/ Paul J. Polking
                                  --------------------------------------------
                                  Paul J. Polking
                                  Executive Vice President and General Counsel


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                                  Date
      ---------                        -----                                  ----
            *                 Chief Executive Officer and Director            September 28, 1998
------------------------      (Principal Executive Officer)
Hugh L. McColl, Jr.


            *                 Vice Chairman and                               September 28, 1998
------------------------      Chief Financial Officer and Director
James H. Hance, Jr.           (Principal Financial Officer)



            *                 Executive Vice President and                    September 28, 1998
------------------------      Chief Accounting Officer
Marc D. Oken                  (Principal Accounting Officer)



            *                 Chairman of the Board                           September 28, 1998
------------------------      and Director
Charles E. Rice


                              Director                                        September __, 1998
------------------------
Ray C. Anderson




                                       II-7




            *                 Director                                        September 28, 1998
------------------------
Rita Bornstein


            *                 Director                                        September 28, 1998
------------------------
B. A. Bridgewater, Jr.


            *                 Director                                        September 28, 1998
------------------------
Thomas E. Capps


            *                 Director                                        September 28, 1998
------------------------
Alvin R. Carpenter


            *                 Director                                        September 28, 1998
------------------------
Charles W. Coker


            *                 Director                                        September 28, 1998
------------------------
Thomas G. Cousins


            *                 Director                                        September 28, 1998
------------------------
Andrew B. Craig, III


            *                 Director                                        September 28, 1998
------------------------
Alan T. Dickson


            *                 Director                                        September 28, 1998
------------------------
Paul Fulton


            *                 Director                                        September 28, 1998
------------------------
C. Ray Holman


            *                 Director                                        September 28, 1998
------------------------
W. W. Johnson


            *                 President and Director                          September 28, 1998
------------------------
Kenneth D. Lewis


                                       II-8




            *                 Director                                        September 28, 1998
------------------------
Russell W. Meyer, Jr.


            *                 Director                                        September 28, 1998
------------------------
Richard B. Priory


            *                 Director                                        September 28, 1998
------------------------
John C. Slane


            *                 Director                                        September 28, 1998
------------------------
O. Temple Sloan, Jr.


            *                 Director                                        September 28, 1998
------------------------
Meredith R. Spangler


            *                 Director                                        September 28, 1998
------------------------
Albert E. Suter


            *                 Director                                        September 28, 1998
------------------------
Ronald Townsend


            *                 Director                                        September 28, 1998
------------------------
Jackie M. Ward


            *                 Director                                        September 28, 1998
------------------------
John A. Williams


                              Director                                        September __, 1998
------------------------
Virgil R. Williams


*By:  /s/ Charles M. Berger
      ---------------------
         Charles M. Berger
         Attorney-in-Fact

                                INDEX TO EXHIBITS*


Exhibit No.       Description of Exhibit
-----------       ----------------------

  23.1            Consent of PricewaterhouseCoopers LLP

  23.2            Consent of Ernst & Young LLP

  24.1            Power of Attorney


----------------------
* All other required exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 3.